UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

October 15, 2015

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 427-0100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 15, 2015, The Gap, Inc. (“we”, “our” and the “Company”) entered into a credit agreement (the “Credit Agreement”) with The Bank of Nova Scotia (“Lender”) to provide for a $400 million unsecured term credit facility (the “Term Facility”). The Term Facility matures on October 15, 2016, but may be extended at the Company’s option until October 15, 2017 (the “Extension Option”).

The Term Facility proceeds are available for general corporate purposes, including share repurchases, as permitted under the Amended and Restated Credit Agreement dated as of May 20, 2015, by and among the Company, the LC Subsidiaries named therein, the Subsidiary Borrowers named therein, the lenders named therein, the Issuing Banks named therein, Merrill Lynch Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, Citibank N.A., HSBC Bank USA, National Association, Wells Fargo Bank, National Association and Lender, as co-documentation agents, and Bank of America, N.A., as agent for the lenders and Issuing Banks thereunder (the “Revolving Credit Agreement”).

The Term Facility will accrue interest at a rate of LIBOR plus 0.75%, or, upon exercise of the Extensions Option, LIBOR plus 0.85%. The Term Facility incorporates financial and other covenants by reference to the covenants in the Revolving Credit Agreement, including, but not limited to, limitations on liens and subsidiary debt as well as the maintenance of two financial ratios—a fixed charge coverage ratio based on the last four consecutive fiscal quarters of 2.00:1.00 and a leverage ratio as of the last day of each fiscal quarter determined on the basis of the last four consecutive quarters of not greater than 2.25:1.00. As with the Revolving Credit Agreement, a violation of these covenants could result in a default under the Term Facility, which would permit Lender to require the immediate repayment of any outstanding advances under the Term Facility. In addition, such a default could, under certain circumstances, permit the holders of other outstanding unsecured debt to accelerate payment of such obligations.

The foregoing description of the Term Facility is only a summary and is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended October 31, 2015.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see the discussion set forth in response to Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: October 16, 2015	By:	/s/ Paul Adams
Paul Adams
Vice President and Deputy General Counsel